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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-3 relating to the registration of Common Stock of PerSeptive Biosystems, Inc. held by certain selling shareholders, which shares were issued by the Company in a Regulation D private placement on August 16, 1996, of our reports dated November 15, 1995, on our audit of the consolidated financial statements and financial statement schedule of PerSeptive Biosystems, Inc. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
August 29, 1996